SNYDER & HALLER, P.C.
CERTIFIED PUBLIC ACCOUNTANTS

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated May 27, 2005, with respect to the financial statements and the supplemental schedule of the NewAlliance Bank 401(k) Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Hartford, Connecticut
June 27, 2005

30 Atwood Street  •  Hartford  •  Connecticut  •  06105-1801  •  860 249-3900  •  860 247-8071 FAX